As filed with the Securities and Exchange Commission on February 1, 2023

Registration No. 333-207918
Registration No. 333-204553
Registration No. 333-110731
Registration No. 033-58349

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-207918
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-204553
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-110731
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-58349

UNDER
THE SECURITIES ACT OF 1933

SOUTH JERSEY INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey (State or other Jurisdiction of Incorporation or Organization)	22-1901645 (I.R.S. Employer Identification No.)

1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000
(Address and telephone number of Registrant’s principal executive offices)

SOUTH JERSEY INDUSTRIES, INC. 401(k) PLAN
SOUTH JERSEY INDUSTRIES, INC. 2015 OMNIBUS EQUITY COMPENSATION PLAN
THRIFT PLAN FOR EMPLOYEES OF SOUTH JERSEY INDUSTRIES, INC. AND SOUTH JERSEY GAS
COMPANY AND ENERGY & MINERALS, INC. AND SOUTH JERSEY ENERGY COMPANY
AND R & T GROUP, INC.
(Full title of the plans)

Michael J. Renna
President and Chief Executive Officer
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Eric Stein, Esq.
Senior Vice President and General Counsel
South Jersey Industries, Inc.
1 South Jersey Plaza
Folsom, New Jersey 08037
(609) 561-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and together, the “Registration Statements”) filed by South Jersey Industries, Inc., a New Jersey corporation (the “Registrant”):

•
Registration Statement on Form S-8 (Registration No. 333-207918), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on November 10, 2015, pertaining to the registration of the securities described in the Registration Statement;

•
Registration Statement on Form S-8 (Registration No. 333-204553), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on May 29, 2015, pertaining to the registration of the securities described in the Registration Statement;

•
Registration Statement on Form S-8 (Registration No. 333-110731), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on November 25, 2003, pertaining to the registration of the securities described in the Registration Statement; and

•
Registration Statement on Form S-8 (Registration No. 033-58349), as amended, filed by the Registrant with the U.S. Securities and Exchange Commission on March 31, 1995, pertaining to the registration of the securities described in the Registration Statement.

As previously publicly announced by the Registrant, on February 1, 2023, pursuant to the Agreement and Plan of Merger, dated February 23, 2022 (the “Merger Agreement”), by and among the Registrant, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger. Following the consummation of the Merger, the Registrant is now a wholly owned subsidiary of Parent.

In connection with the completion of the Merger, the Registrant has terminated any and all offerings of the Registrant’s securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes and withdraws from registration all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Folsom, State of New Jersey, on February 1, 2023.

SOUTH JERSEY INDUSTRIES, INC.

By:	/s/ Eric Stein

Name:	Eric Stein
Title:	Senior Vice President, General Counsel

No other person is required to sign these Post-Effective Amendments to the Registration Statements pursuant to Rule 478 under the Securities Act of 1933, as amended.